Exhibit 10.1

350 Holdings, LLC
$490,000.00 Promissory Note

SECURED PROMISSORY NOTE

$490,000.00	April 24, 2013

FOR VALUE RECEIVED, 350 Holdings, LLC (“CCGI Sub”) hereby promises to pay to the order of (i) Mariana Gerzanych and (ii) Tim Mason (each a, “350 Member” and collectively, the “350 Members”) the sum of Four Hundred Ninety Thousand Dollars ($490,000.00) (“Principal Amount”) together with interest until paid in satisfaction of all monies owed by CCGI Sub to the 350 Member of April 22, 2013, as a condition of the closing of an equity exchange transaction by and between:  (i) 350 Green, LLC, (ii) Car Charging Group, Inc. (“CCGI”), (iii) 350 Holdings, LLC (“CCGI Sub”), and (iv) the 350 Members, pursuant to the Addendum to the Equity Exchange Agreement, dated April 22, 2013 (“Addendum”), and in accordance with the following terms.  Terms not defined herein are as defined in the Addendum.

1.         Payments.  On the closing date of the Equity Exchange Transaction, and every thirty (30) days thereafter, CCGI Sub shall make a monthly payment to the 350 Members and payable, as follows: (i) Ten Thousand Dollars ($10,000.00) which has been paid on April 23, 2013 (prior to execution hereof), and (ii) Ten Thousand Dollars ($10,000.00) shall be paid on the first thirty (30) day anniversary of the Closing Date; provided, however, that if the 350 Members provide Goldstein Schechter & Koch (the “Auditors”) with all documents and/or information required for the Audit prior to the thirty (30) day anniversary of the Closing Date, their second payment hereunder shall be increased to Twenty Thousand Dollars ($20,0000.00).  On the second thirty (30) day anniversary of the Closing Date, and each thirty-day anniversary thereafter until the Cash Consideration is paid in full (assuming the Agreement has not been terminated pursuant to the terms of Section 4 of the Addendum) CCGI Sub shall pay the 350 Members Twenty Thousand Dollars ($20,000.00) in cash.  Should, at any time after the Closing Date and before the Cash Consideration has been paid in full, CCGI raise at least Five Million Dollars ($5,000,000.00) in any one singular financing or capital raising transaction (a “Financing”), CCGI Sub shall pay any and all outstanding Cash Consideration (as of the closing date of the Financing) to the 350 Members in one lump-sum payment, within a reasonable time of closing said Financing.  The entire sum of the Principal Amount and all other charges due under this Note, less any payments made prior to that date (“Balance Due”) shall be due and payable on or before April 23, 2015.

2.           Default/Notice of Default.  Failure to make any payment when due shall constitute a default.  In the event CGI Sub fails to timely make any payments due under this Secured Promissory Note, the 350 members shall send a written Notice to Cure that allows CCGI Sub three (3) business days (excluding the date of Notice of Cure) to make such payment.  All Notices to Cure any claimed default sent to CCGI Sub must be copied to Michael I. Bernstein, Esq., c/o The Bernstein Law Firm, 1688 Meridian Avenue, Suite 418, Miami Beach, Florida 33139  by email to: michael@bernstein-lawfirm.com and melissa@bernstein-lawfirm.com and by facsimile to (305) 672-4572.   If CCGI Sub fails to cure any default hereunder within the specified cure period, the entire remaining Balance Due shall, at the option of the holder of this Note, become immediately due and payable.

a.           CCGI Sub promises to pay reasonable costs of collection, including reasonable attorneys’ fees and costs, if this Note is referred for collection after default to an attorney.

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350 Holdings, LLC
$490,000.00 Promissory Note

3.           Prepayment.  This Note may be prepaid at any time in whole or in part before due without prepayment penalty or premium.

4.           Waiver.  As to this Note and any other instruments securing the indebtedness, CCGI Sub and all guarantors and endorsers severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and expressly agree that the maturity of this Note, or any payment pursuant to the Note, may be extended from time to time without in any way affecting the liability of CCGI Sub or any guarantor or endorser.

5.           Governing Law.  CCGI Sub hereby acknowledges, consents, and agrees:  (i) that the provisions of this Note and the rights of all parties mentioned in the Note shall be governed by the laws of the State of Florida and interpreted and construed in accordance with such laws (excluding Florida conflict of laws) and (ii) that the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, shall have personal jurisdiction over any proceeding instituted to enforce this Note and any objections to venue are hereby waived.

6.           Security Interest.  CCGI Sub hereby assigns, pledges, transfers and grants to the 350 Members, a lien on and continuing security interest in Four Hundred Ninety Thousand Dollars ($490,000.00) worth of CCGI Sub’s assets as listed on Exhibit A hereto (collectively hereinafter referred to as the “Collateral”).  The 350 Members may file a Uniform Commercial Code Security Agreement (UCC-1) to evidence such indebtedness.  This Note shall create a continuing security interest in the Collateral and shall:  (a) remain in full force and effect until the payment in full of all amounts due hereunder, (b) be binding upon CCGI Sub and its successors and assigns and (c) inure to the benefit of the 350 Members and its successors, transferees and assigns.  Upon the occurrence of an Event of Default, the 350 Members shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Florida and elsewhere in the United States.  Upon the payment in full of amounts due hereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to CCGI Sub.  Upon any such termination, the 350 Members shall execute and deliver to CCGI Sub such documents as CCGI Sub shall reasonably request to evidence such termination, and the CCGI Sub shall be entitled to file a UCC-3 to evidence such lien termination.  Notwithstanding anything to the contrary, CCGI Sub hereby pledges to the 350 Members, and creates in the 350 Members for their benefit, a security interest for such time until all of the obligations are paid in full, in and to all assets of CCGI Sub as set forth in Exhibit A attached hereto, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof.

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350 Holdings, LLC
$490,000.00 Promissory Note

6.1           Subordination of Security Interest.  Notwithstanding the provisions of this Paragraph Six (6), the 350 Members expressly acknowledge and agree that the security interest granted hereunder as to the Collateral shall be expressly subordinate to: (i) the secured debt of 350 Green, LLC to CCGI Sub and/or CCGI up to an amount of Three Hundred Thousand Dollars ($300,000), representing payments/disbursements by CCGI Sub or CCGI on behalf of 350 Green, LLC and/or to the 350 Members pursuant to the Exchange Agreement and Exchange Addendum during the seventy-one (71) day audit period under Section 2.9.1 of the Exchange Addendum and which shall be a priority obligation to which the Security interest herein shall be subordinate.

7.           Termination/Cancellation.  Notwithstanding any obligations of Guarantor hereunder to the contrary, in the event CCGI and/or CCGI Sub shall be required to cancel the Exchange Agreement (and the accompanying Exchange Addendum)  due the inability to complete the Audit as set forth under Section 2.9.1 of the Exchange Agreement (the “Exchange Termination”), it is expressly agreed and acknowledged by each 350 Member, that: (i) this Secured Promissory Note shall, automatically, upon such Exchange Termination, become null and void and of no further legal affect whatsoever with no further payments due thereunder; (ii)  Any and all Guaranty obligations of CCGI under the accompanying Parent Guaranty of CCGI shall cease; (iii) the full amount of any monies disbursed by CCGI Sub under this Promissory Note or by CCGI under the accompanying Parent Guaranty to any of the 350 Members under the Exchange Agreement or this Exchange Addendum shall be a secured debt owed by 350 Green, LLC to CCGI Sub or CCGI, as applicable, which debt shall be memorialized by separate instrument which shall be a priority to any secured obligation to the 350 Members under Section Six (6).

8.           Payment Remittance. All payments to the 350 Members hereunder shall be made via bank wire using the following instructions:

Tim Mason
JP Morgan Chase
1 Chase Manhattan
New York, NY 10005
949-460-9381
Routing Number:   322271627
Account Number: 825727704

Mariana Gerzanych
JP Morgan Chase
1 Chase Manhattan
New York, NY 10005
949-460-9381
Routing Number: 071000013
Account Number: 917402372

or at such other place as the holder of this Note may from time to time designate in writing and shall be made in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public or private debts.

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350 Holdings, LLC
$490,000.00 Promissory Note

9.           Jury Trial Waiver.  The 350 Members and CCGI Sub each, on behalf of itself and its successors and assigns, WAIVE to the fullest extent permitted by law all right to TRIAL BY JURY of any and all claims between them arising under this Note, or any other documents and agreements executed in connection, directly or indirectly, with this transaction, and any and all claims arising under common law or under any statute of any state of the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown.  In making this waiver the 350 Members and CCGI Sub acknowledge and agree that any and all claims made by the 350 Members against CCGI Sub and all claims made against the 350 Members by CCGI Sub shall be heard by a judge of a court of proper jurisdiction, and shall not be heard by a jury.  The 350 Members and CCGI Sub acknowledge and agree that THIS WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS TRANSACTION.  The 350 Members and CCGI Sub, with advice of counsel, each acknowledge that it is knowingly and voluntarily waiving a legal right by agreeing to this waiver provision.

10.         Divisibility.  The provisions of this Note are intended by CCGI Sub to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part hereof.

11.         No Conflict. CCGI Sub hereby expressly acknowledges that the 350 Members did not represent it in connection with this Promissory Note, and that the 350 Members have advised it in writing that independent representation is appropriate in connection with execution of this Note.

Time is of the essence.

IN WITNESS WHEREOF, CCGI Sub has executed these premises and affixed its seal this the 24th day of April, 2013.

350 HOLDINGS, LLC, a Florida limited liability company

By:	Car Charging, inc., a Delaware corporation, its Managing Member

/s/ Andy Kinard
By: Andy Kinard
Title: President

ADDITIONAL SIGNATURE PAGE TO FOLLOW

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350 Holdings, LLC
$490,000.00 Promissory Note

ACKNOWLEDGEMENT AND AGREEMENT TO SECTION 6.1:

350 MEMBERS:

/s/ Mariana Gerzanych
Mariana Gerzanych, Member

/s/ Timothy Mason
Timothy Mason, Member

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EXHIBIT A
COLLATERAL FOR CCGI PROMISSORY NOTE

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